EXHIBIT 99.1

GUARANTEE

This GUARANTEE (the “Guarantee”) is made as of the 1st day of July, 2005 by CONSOLIDATED WATER CO. LTD. (“Consolidated”), a company incorporated under the laws of the Cayman Islands, in favor of each holder of non-convertible, non-voting, cumulative, redeemable Series A Bonds of Waterfields Company Limited, a company incorporated under the laws of the Commonwealth of The Bahamas, (“Holder” or collectively the “Holders”).

WHEREAS, in connection with the offering (the “Offering”) by Waterfields Company Limited (“Waterfields”) of B$10,000,000.00 of its non-convertible, non-voting, cumulative, redeemable Series A Bonds (the “Series A Bonds”), Waterfields has agreed, by the terms of the Series A Bonds, to pay each Holder the principal amount thereof (“Principal”) and interest thereon (“Interest”) at the rate described in a private placement memorandum dated 20th June, 2005; and

WHEREAS, Waterfields has requested Consolidated, as the majority owner of Waterfields, to provide a guarantee to the Holders on the terms and conditions hereinafter provided; and

WHEREAS, Consolidated is willing to enter into this Guarantee to induce Bahamian Holders to subscribe for and purchase the Bahamian dollar denominated Series A Bonds available in the Offering; and

WHEREAS, Fidelity Share Registrars & Transfer Agents Limited or it’s successor as transfer agent (“Holders’ Agent”), has agreed to act as agent for Holders and has been granted power by the Holders to act as the agent for each Holder in connection with all matters pertaining to the enforcement and collection of monies due the Holders under the terms of the Series A Bonds;

NOW, THEREFORE, Consolidated agrees:

Section 1. Guarantee by Consolidated. (a) In consideration of the payment on or before August 1st of each year beginning in 2005 by Waterfields to Consolidated of an annual fee (the “Annual Fee”) in United States currency of one percent (1%) of the aggregate Principal amount of the Series A Bonds from time to time, Consolidated hereby irrevocably and unconditionally guarantees the due and punctual payment of the Interest and Principal due and owing by Waterfields to the Holders on the Series A Bonds upon the occurrence of an Event of Default (as defined in section 3 hereof) ; provided, however, that Consolidated shall not be liable to make any payment hereunder until (i) an Event of Default has occurred and (ii) 15 Business Days (as used herein, a “Business Day” shall refer to a day other than a Saturday or a Sunday on which clearing banks are open for business in Nassau, The Bahamas) following receipt by Consolidated of written notice from Holders’ Agent that an Event of Default has occurred and Waterfields has failed to pay the Interest or Principal due to the Holders upon such occurrence.

Consolidated hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of obligations set forth herein, any change or amendment to this Guarantee, the absence of any action to enforce the same, so long as Consolidated owns shares of Waterfields any waiver or consent by Waterfields with respect of any provision thereof, the recovery of any judgment against Waterfields or any action to enforce the same, any failure by Waterfields to pay the fees described in Section 2 hereof, or any other circumstances which may otherwise constitute a legal or equitable discharge or defense of a guarantor; provided, however, that nothing contained herein shall be construed to be a waiver by Consolidated of notice to Consolidated with respect to the occurrence of an Event of Default. Consolidated covenants that this Guarantee will not be discharged except by complete performance by Waterfields of its obligations attached to the Series A Bonds and the complete performance by Consolidated of its obligations contained in this Guarantee.

(b) Consolidated shall be subrogated to all rights of Holders in respect of any amounts paid by Consolidated pursuant to the provisions of this Guarantee (including the right to elect Directors of Waterfields); provided, however, that Consolidated shall be entitled to enforce, or to receive any payments arising out of, or based upon, such right of subrogation only after any Interest and Principal on the Series A Bonds which are then owed to Holders have been paid by Consolidated.

(c) This Guarantee shall continue to be effective or shall be reinstated, as the case may be, if at any time, or from time to time, any payment of the Interest or Principal on the Series A Bonds or any other amount owed to Holders hereunder or thereunder is rescinded or must otherwise be returned by Holders upon the insolvency, bankruptcy or reorganization of Consolidated, Waterfields or otherwise, all as though such payment had not been made.

(d) This Guarantee is a contingent and general unsecured obligation of Consolidated junior to any secured creditor of Consolidated.

Section 2. Bank Charge Reimbursement. By executing its Acknowledgement and Agreement hereto, Waterfields agrees:

(a) to promptly reimburse Consolidated for any and all fees charged to Consolidated by its’ bankers in relation to this Guarantee; and

(b) to pay on or before August 1st of each year the Annual Fee to Consolidated.

Section 3. Event of Default. The following events shall each constitute an Event of Default:

a.	If any Interest due under the Series A Bonds shall remain unpaid for two (2) months provided that the Holders’ Agent shall upon the expiration of such two (2) month period serve notice in writing upon Waterfields specifying the failure to make payment and in the event that the payment shall be made within seven (7) days after the date of such notice an Event of Default shall be deemed not to have occurred.

b.	If a levy or enforcement of any distress or execution or other process is made against the assets of Waterfields and such action is not stayed or dismissed within seven (7) days after commencement.

c.	If Waterfields is the subject of a court order for its winding up or dissolution or is the subject of an effective resolution for its winding up except in relation to a voluntary winding up for the purposes of amalgamation or reconstruction or a receiver is appointed of Waterfields and its assets and such appointment is not dismissed or stayed within Twenty-one (21) days after appointment.

d.	If a sale or other disposition is effected by Waterfields without the prior written consent of the Holders’ Agent of more than sixty percent of the book value of its Total assets other than in the normal course of business.

e.	If there is a default by Waterfields in the payment of the Principal due on the Series A Bonds on the maturity date.

f.	If a person or entity, or an affiliate thereof, or two or more unaffiliated persons or entities who agree to act in concert, or any combination thereof, beneficially own more than 20% of Consolidated’s ordinary shares without the consent of the Board of Directors of Consolidated.”

Section 4.1. Notices. Any notice, request, demand, consent or other communication provided or permitted under this Guarantee will be in writing and will be deemed to be sufficiently given if personally delivered, sent by fax, sent by e-mail or sent by registered mail postage prepaid, to the party for which it is intended at its address set forth below. Any notice so given will be deemed to have been received on the date on which it was delivered in person, sent by fax (with transmission confirmation), or sent electronically, or if sent by registered mail only (which method of service will not be a valid form of providing notice during a postal strike), five business days after the sending.

Consolidated:	Consolidated Water Co. Ltd. Fourth Floor, Windward Three Regatta Business Park West Bay Road PO Box 1114GT Grand Cayman, Cayman Islands Attention: The President and Chief Executive Officer

Waterfields:	Waterfields Company Limited Shirlaw House 87 Shirley Street P.O. Box N-3247 Nassau, Bahamas Attention: The Secretary

Holders’ Agent:	Fidelity Share Registrars & Transfer Agents Limited

51 Frederick Street
P.O. Box N-4853
Nassau, Bahamas
Attention: Vice President, Corporate Services

Section 4.2. Attorney’s Cost. Consolidated agrees to pay all reasonable attorneys’ fees and disbursements and all other reasonable and actual costs and expenses which may be incurred by Holders or Holders’ Agent in the enforcement of this Guarantee provided however that the Holders or the Holder’s Agent are successful in such enforcement.

Section 4.3. Interpretation. The headings of the sections and other subdivisions of this Guarantee are inserted for convenience only and shall not be deemed to constitute a part hereof.

Section 4.4. Amendments. This Guarantee may be amended only by an instrument in writing executed by an authorized representative of Consolidated, Waterfields and Holder’s Agent.

Section 4.5. Entirely. This Guarantee embodies the final, entire agreement of Consolidated and Holders with respect to Consolidated’s guarantee of the obligations of Waterfields in respect of the Series A Bonds.

Section 4.6 Currency of Payment. Any payment to be made by Consolidated shall be made in the same currency as designated for payment in the Series A Bonds and such designation of the currency of payment is of the essence.

Section 4.7 Governing Law; Forum Selection. This Guarantee shall be construed and enforced in accordance with, and governed by, the laws of the Commonwealth of The Bahamas. The parties hereto agree that the sole forum for resolution of any dispute arising under this Agreement shall be the Commonwealth of The Bahamas and the parties hereby consent and submit to the jurisdiction of the courts of the Commonwealth of the Bahamas.

IN WITNESS WHEREOF CONSOLIDATED WATER CO. LTD.
has caused its Common Seal to be hereunto affixed.

_/s/ Frederick W. McTaggart

The Common Seal of CONSOLIDATED WATER CO. LTD. was hereunto affixed by Frederick W. McTaggart the
President of the Company and the said President affixed his signature hereto in the presence of:

     /s/ Tracey Ebanks

ACKNOWLEDGEMENT AND AGREEMENT

Fidelity Share Registrars & Transfer Agents Limited, as agents for each Holder of Waterfields Company Limited Series A Bonds hereby acknowledges and consents to the provisions of the foregoing Guarantee.

IN WITNESS WHEREOF FIDELITY SHARE REGISTRARS & TRANSFER AGENTS LIMITED has caused its Common Seal to be hereunto affixed.

     /s/ Michael Anderson

The Common Seal of FIDELITY SHARE REGISTRARS AND TRANSFER AGENTS LIMITED was hereunto affixed by Judy Higgs the Secretary of the Company and the said Michael Anderson affixed his signature hereto in the presence of:

     /s/ James Graham

ACKNOWLEDGEMENT AND AGREEMENT

Waterfields Company Limited hereby acknowledges and consents to the provisions of the foregoing Guarantee, including without limiting the generality of the foregoing, the payment, when due, of the Annual Fee and reimbursement of Consolidated’s bank charges as described in Section 2 hereof, and agrees to pay to Consolidated on demand, all amounts paid by Consolidated pursuant to this Guarantee and all costs and expenses incurred by Consolidated in honoring the foregoing Guarantee.

IN WITNESS WHEREOF WATERFIELDS COMPANY LIMITED has caused its Common Seal to be hereunto affixed.

     /s/ Bryan G. Russell

The Common Seal of WATERFIELDS COMPANY LIMITED was hereunto affixed by Mr. Bryan G. Russell a Director of the Company and the said Director affixed his signature hereto in the presence of:

     /s/ Yvette Sands